Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-1 of Red River Bancshares, Inc. of our report dated February 28, 2019 relating to our audit of the consolidated financial statements of Red River Bancshares, Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Postlethwaite & Netterville

Baton Rouge, Louisiana
April 25, 2019